EXHIBIT 99.1
Contact:	Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

NI Reports Record Revenue for a Second Quarter
Revenue of $347 million exceeds high end of guidance as momentum continues into Q3

Q2 2021 Summary
•	Record GAAP revenue for a second quarter of $347 million, up 15 percent year over year
•	Record orders for a second quarter up 33 percent year over year
•	Strong GAAP operating income of $25 million, up 50 percent year over year
•	Record non-GAAP operating income for a second quarter of $60 million, up 38 percent year over year
•	Strong diluted GAAP EPS of $0.13 and record diluted non-GAAP EPS for a second quarter of $0.35
•	Cash and short-term investments of $265 million as of June 30, 2021

AUSTIN, Texas - July 29, 2021 - National Instruments Corporation (Nasdaq: NATI) today announced Q2 2021 revenue of $347 million, up 15 percent year over year, a record for a second quarter.

In Q2 2021 the value of the company's orders was up 33 percent year over year. For Q2 2021, year over year orders were up 22 percent in the Americas, up 51 percent in EMEA, and up 36 percent in APAC.

Geographic revenue in U.S. dollar terms for Q2 2021 compared with Q2 2020 was up 11 percent in the Americas, up 17 percent in APAC and up 19 percent in EMEA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q2, GAAP gross margin was 71 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $223 million. Total non-GAAP operating expenses were $200 million. GAAP operating income for Q2 was $25 million with non-GAAP operating income of $60 million. GAAP net income for Q2 was $17 million and non-GAAP net income was $47 million, with GAAP diluted EPS of $0.13 and non-GAAP diluted EPS of $0.35. Our GAAP diluted EPS was above the high-end of our guidance while our non-GAAP diluted EPS was at the high-end of our guidance.

“We were very pleased with the strong results in the second quarter with revenue exceeding the high end of guidance. Momentum in customer demand continued with the total value of orders for Q2 up 33 percent year-over-year. This represents record orders for a second quarter and double-digit growth year-over-year across all industries and all regions,” said Eric Starkloff, NI President and CEO. “We believe these results are proof that our strategy is working, and our continued market focus is paying off.”

"We delivered record non-GAAP Operating Income for a second quarter, up 38 percent year-over-year. While we continue to invest in areas of critical importance, our focus on driving scale is making our business model more resilient,” said Karen Rapp, NI CFO. “We remain committed to the execution of our growth strategy while also improving our profitability in order to ensure our priority of maximizing shareholder value."

As of June 30, 2021, NI had $265 million in cash and short-term investments. During the second quarter, NI paid $36 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.27 per share payable on August 30, 2021, to stockholders of record on August 9, 2021.
NI's non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the NI's GAAP and non-GAAP results are included as part of this news release.

H1 2021 Summary
•	Record GAAP revenue for a first half of $682 million, up 12 percent year over year
•	Strong GAAP operating income of $34 million
•	Record non-GAAP operating income for a first half of $111 million
•	Strong diluted GAAP EPS of $0.16 and record diluted non-GAAP EPS for a first half of $0.67

Guidance
•	Q3 GAAP revenue to be in the range of $355 million to $385 million, up 20 percent year over year at the midpoint
•	GAAP diluted EPS to be in the range of $0.10 to $0.24 for Q3, up 21 cents year over year at the midpoint
•	Non-GAAP diluted EPS expected to be in the range of $0.31 to $0.45, up 65 percent year over year at the midpoint

Conference Call Information
Interested parties can listen to the Q2 2021 earnings conference call with NI Management today, at ni.com/call or by dial (855) 212-2361 and enter confirmation code 6289401. Replay information is available by calling (855) 859-2056, confirmation code 6289401, shortly after the call through August 2 at 11:59 p.m. CT or by visiting the company’s website at www.ni.com/call.

Non-GAAP Presentation
To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin, diluted EPS and EBITDA. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet long-term financial model, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our software strategy, and our guidance and expectations for our Q3 2021 revenue, diluted EPS, backlog and lead times. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems; cyber-attacks; the dependency of our product revenue on certain industries and the risk of contractions in such industries; fluctuations in demand for our products including orders from our large customers; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; component shortages; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management and technical personnel; the ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our ability to achieve the benefits of employee restructuring plans; our exposure to large orders; our ability to effectively manage our operating expenses and meet budget; expense overruns; manufacturing inefficiencies and the level of capacity utilization; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; adverse effects of price changes; and changes in accounting principles.  The company directs readers to its Form 10-K for the year ended December 31, 2020, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

About NI
LabVIEW, NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Cash and cash equivalents	$250,421	$260,232
Short-term investments	14,110	59,923
Accounts receivable, net	258,641	266,869
Inventories, net	211,023	194,012
Prepaid expenses and other current assets	80,121	68,470
Total current assets	814,316	849,506
Property and equipment, net	250,761	254,399
Goodwill	483,136	467,547
Intangible assets, net	149,126	172,719
Operating lease right-of-use assets	57,812	67,674
Other long-term assets	76,878	72,643
Total assets	$1,832,029	$1,884,488

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$56,477	$51,124
Accrued compensation	68,932	87,068
Deferred revenue - current	125,986	132,151
Operating lease liabilities - current	13,389	15,801
Other taxes payable	39,339	48,129
Debt, current	—	5,000
Other current liabilities	26,854	42,578
Total current liabilities	330,977	381,851
Deferred income taxes	28,359	25,288
Income tax payable - non-current	54,195	61,623
Deferred revenue - non-current	34,624	36,335
Operating lease liabilities - non-current	29,512	35,854
Debt, noncurrent	100,000	92,036
Other long-term liabilities	18,710	26,630
Total liabilities	$596,377	$659,617
Stockholders' equity:
Common stock	1,330	1,312
Additional paid-in capital	1,087,622	1,033,284
Retained earnings	161,475	211,101
Accumulated other comprehensive loss	(14,775)	(20,826)
Total stockholders' equity	1,235,652	1,224,871
Total liabilities and stockholders' equity	$1,832,029	$1,884,488

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net sales:
Product	$306,490	$266,261	$601,583	$540,239
Software maintenance	40,206	35,068	80,295	70,470
Total net sales	346,696	301,329	681,878	610,709

Cost of sales:
Product	95,722	83,795	187,379	165,866
Software maintenance	3,516	2,106	7,273	3,796
Total cost of sales	99,238	85,901	194,652	169,662

Gross profit	247,458	215,428	487,226	441,047
	71.4%	71.5%	71.5%	72.2%
Operating expenses:
Sales and marketing	111,199	105,419	227,983	221,165
Research and development	81,434	64,225	161,520	135,846
General and administrative	30,277	29,369	63,636	55,549
Total operating expenses	222,910	199,013	453,139	412,560
Gain on sale of business/assets	—	—	—	159,753
Operating income	24,548	16,415	34,087	188,240
Other expense	(2,963)	(1,143)	(8,031)	(583)
Income before income taxes	21,585	15,272	26,056	187,657
Provision for income taxes	4,279	4,383	4,254	44,113
Net income	$17,306	$10,889	$21,802	$143,544

Basic earnings per share	$0.13	$0.08	$0.17	$1.10
Diluted earnings per share	$0.13	$0.08	$0.16	$1.09

Weighted average shares outstanding -
Basic	132,498	131,014	131,996	130,813
Diluted	133,539	131,602	133,157	131,499

Dividends declared per share	$0.27	$0.26	$0.54	$0.52

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2021	2020

Cash flow from operating activities:
Net income	$21,802	$143,544
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gains on sale of business/asset	—	(159,753)
Depreciation and amortization	50,024	38,341
Stock-based compensation	37,208	27,335
Loss from equity-method investees	5,360	1,932
Deferred income taxes	1,301	2,711
Net change in operating assets and liabilities	(63,372)	47,388
Net cash provided by operating activities	52,323	101,498

Cash flow from investing activities:
Acquisitions, net of cash received	(19,784)	—
Capital expenditures	(17,411)	(25,362)
Proceeds from sale of assets/business, net of cash divested	—	160,266
Capitalization of internally developed software	(721)	(3,108)
Additions to other intangibles	(1,519)	(630)
Payments to acquire equity-method investments	(12,551)	—
Purchases of short-term investments	—	(206,330)
Sales and maturities of short-term investments	45,671	306,955
Net cash (used in) provided by investing activities	(6,315)	231,791

Cash flow from financing activities:
Proceeds from revolving loan facility	100,000	20,000
Proceeds from term loan	—	70,000
Payments on term loan	(98,750)	—
Debt issuance costs	(1,993)	(1,480)
Proceeds from issuance of common stock	17,239	17,252
Repurchase of common stock	—	(23,680)
Dividends paid	(71,428)	(68,156)
Net cash (used in) provided by financing activities	(54,932)	13,936

Impact of changes in exchange rates on cash	(887)	(636)

Net change in cash and cash equivalents	(9,811)	346,589
Cash and cash equivalents at beginning of period	260,232	194,616
Cash and cash equivalents at end of period	$250,421	$541,205

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction and integration costs, capitalization and amortization of internally developed software costs, restructuring charges, gains on sale of business/assets, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2021	2020	2021	2020
Stock-based compensation
Cost of sales	$1,191	$932	$2,305	$1,736
Sales and marketing	6,922	6,467	12,617	11,642
Research and development	6,180	4,428	11,893	7,947
General and administrative	5,854	3,404	10,520	6,008
Provision for income taxes	(3,916)	(2,905)	(7,241)	(4,406)
Total	$16,231	$12,326	$30,094	$22,927

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$738	$—	$1,551	$—
Cost of sales	4,226	635	8,497	1,381
Sales and marketing	2,357	480	4,528	966
Research and development	—	28	—	55
Other expense	554	117	948	241
Provision for income taxes	(979)	(133)	(1,969)	(290)
Total	$6,896	$1,127	$13,555	$2,353

Acquisition transaction and integration costs, restructuring charges, and other(1)(2)
Cost of sales	$(118)	$—	$(43)	$20
Sales and marketing	839	1,239	5,487	7,612
Research and development	548	147	1,036	4,816
General and administrative	873	3,399	6,539	2,385
Gain on sale of business/assets	—	—	—	(159,753)
Other expense	280	—	4,006	128
Provision for income taxes	(578)	(78)	(3,463)	34,676
Total	$1,844	$4,707	$13,562	$(110,116)
(1): During the first quarter of 2020, we recognized a gain of approximately $160 million related to the divestiture of AWR, presented within "Gain on sale of business/assets".
(2): During the first quarter of 2021, we recognized a $3.5 million impairment loss related to one of our equity-method investments.

Capitalization and amortization of internally developed software costs
Cost of sales	$6,227	$7,144	$13,101	$14,226
Research and development	(495)	(1,181)	(721)	(3,095)
Provision for income taxes	(1,204)	(1,252)	(2,600)	(2,337)
Total	$4,528	$4,711	$9,780	$8,794

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Reconciliation of Net sales to Non-GAAP Net sales
Net sales, as reported	$346,696	301,329	681,878	$610,709
plus: Impact of acquisition-related fair value adjustments	738	—	1,551	—
Non-GAAP net sales	$347,434	301,329	683,429	$610,709

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$247,458	$215,428	$487,226	$441,047
Stock-based compensation	1,191	932	2,305	1,736
Amortization of acquisition-related intangibles and fair value adjustments	4,964	635	10,048	1,381
Acquisition transaction and integration costs, restructuring charges and other	(118)	—	(43)	20
Amortization of internally developed software costs	6,227	7,144	13,101	14,226
Non-GAAP gross profit	$259,722	$224,139	$512,637	$458,410
Non-GAAP gross margin	74.8%	74.4%	75.0%	75.1%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$222,910	$199,013	$453,139	$412,560
Stock-based compensation	(18,956)	(14,299)	(35,030)	(25,597)
Amortization of acquisition-related intangibles and fair value adjustments	(2,357)	(508)	(4,528)	(1,021)
Acquisition transaction and integration costs, restructuring charges and other	(2,260)	(4,785)	(13,062)	(14,813)
Capitalization of internally developed software costs	495	1,181	721	3,095
Non-GAAP operating expenses	$199,832	$180,602	$401,240	$374,224

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$24,548	$16,415	$34,087	$188,240
Stock-based compensation	20,147	15,231	37,335	27,333
Amortization of acquisition-related intangibles and fair value adjustments	7,321	1,143	14,576	2,402
Acquisition transaction and integration costs, restructuring charges and other	2,142	4,785	13,019	14,833
Net amortization of internally developed software costs	5,732	5,963	12,380	11,131
Gain on sale of business/assets	—	—	—	(159,753)
Non-GAAP operating income	$59,890	$43,537	$111,397	$84,186
Non-GAAP operating margin	17.2%	14.4%	16.3%	13.8%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes(1)
Provision for income taxes, as reported	$4,279	$4,383	$4,254	$44,113
Stock-based compensation	3,916	2,905	7,241	4,406
Amortization of acquisition-related intangibles and fair value adjustments	979	133	1,969	290
Acquisition transaction and integration costs, restructuring charges and other	578	466	3,463	2,083
Net amortization of internally developed software costs	1,204	1,252	2,600	2,337
Gain on sale of business/assets	—	(388)	—	(36,759)
Non-GAAP provision for income taxes(1)	$10,956	$8,751	$19,527	$16,470
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income, Non-GAAP Diluted EPS, and EBITDA
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net income, as reported	$17,306	$10,889	$21,802	$143,544
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	20,147	15,231	37,335	27,333
Amortization of acquisition-related intangibles and fair value adjustments	7,875	1,260	15,524	2,643
Acquisition transaction and integration costs, restructuring charges and other	2,422	4,785	17,025	14,981
Net amortization of internally developed software costs	5,732	5,963	12,380	11,131
Gain on sale of business/assets	—	—	—	(159,753)
Income tax effects and adjustments(1)	(6,677)	(4,368)	(15,273)	27,643
Non-GAAP net income	$46,805	$33,760	$88,793	$67,522
Non-GAAP net margin	13.5%	11.2%	13.0%	11.1%

Diluted EPS, as reported	$0.13	$0.08	$0.16	$1.09
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.15	0.12	0.28	0.21
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.01	0.12	0.02
Acquisition transaction and integration costs, restructuring charges and other	0.02	0.04	0.13	0.11
Net amortization of internally developed software costs	0.04	0.05	0.09	0.08
Gain on sale of business/assets	—	—	—	(1.21)
Income tax effects and adjustments(1)	(0.05)	(0.04)	(0.11)	0.21
Non-GAAP diluted EPS	$0.35	$0.26	$0.67	$0.51
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income, as reported	$17,306	$10,889	$21,802	$143,544
Adjustments to reconcile net income to EBITDA:
Interest expense (income), net	1,110	(945)	1,653	(3,168)
Tax expense	4,279	4,383	4,254	44,113
Depreciation and amortization	26,152	19,076	50,024	38,341
EBITDA	$48,847	$33,403	$77,733	$222,830
Weighted average shares outstanding - Diluted	133,539	131,602	133,157	131,499

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	September 30, 2021

	Low	High
GAAP Diluted EPS, guidance	$0.10	$0.24
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.14	0.14
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.06
Acquisition transaction and integration costs, restructuring charges, and other	0.01	0.01
Net amortization of software development costs	0.04	0.04
Income tax effects and adjustments(1)	(0.04)	(0.04)
Non-GAAP Diluted EPS, guidance	$0.31	$0.45
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.